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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Vital Images, Inc. on Form S-8 (File Nos. 333-26797, 333-39189, 333-39213,
333-30771, 333-69761, and 333-69765) of our report dated February 10, 1999, except as to Note 10, for which the date is March 19, 1999, on our audits of the financial statements and financial statement schedule of Vital Images, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998 and 1997, the two months ended December 31, 1996, and the year ended October 31, 1996, which report is included in this 1998 Annual Report on Form 10-K.

                                         /s/ PricewaterhouseCoopers LLP
                                         --------------------------------


Minneapolis, Minnesota
March 26, 1999